Exhibit 99.1
United States Oil Fund, LP
Monthly Account Statement
For the Month Ended November 30, 2009

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$192,216,530
Unrealized Gain (Loss) on Market Value of Futures	(196,835,930)
Interest Income	83,315
ETF Transaction Fees	13,000
Total Income (Loss)	$(4,523,085)

Expenses
Investment Advisory Fee	$764,653
Tax Reporting Fees	228,000
Brokerage Commissions	134,330
Legal Fees	44,869
NYMEX License Fee	39,709
Audit Fees	13,151
Prepaid Insurance Fees	9,504
Non-interested Directors' Fees and Expenses	9,159
SEC & FINRA Registration Fees	7,500
Total Expenses	$1,250,875
Net Gain (Loss)	$(5,773,960)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 11/1/09	$1,995,942,365
Additions (9,200,000 Units)	362,370,690
Withdrawals (3,600,000 Units)	(147,023,430)
Net Gain (Loss)	(5,773,960)

Net Asset Value End of Period	$2,205,515,665
Net Asset Value Per Unit (56,300,000 Units)	$39.17

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2009 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502